UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: June 16, 2021
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, TX 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure
On June 16, 2021, Tenet Healthcare Corporation (the “Company”) issued a press release announcing the anticipated sale of its five Miami-area hospitals and certain related operations. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
For the 12 months ended March 31, 2021, the five hospitals included in the sale generated revenues of $933 million, pre-tax income of $97 million and EBITDA of $122 million, excluding interest expense of $1 million, a net gain on the sale of a medical office building of $19 million, and depreciation and amortization expense of $43 million.

Item 8.01.	Other Events
On June 16, 2021, certain subsidiaries of the Company entered into a definitive agreement (the “Asset Sale Agreement”) for the sale of its five Miami-area hospitals and certain related operations (not including any surgical hospitals or ambulatory care facilities operated by the Company’s USPI Holding Company, Inc. subsidiary) to Steward Health Care System, LLC (the “Purchaser”). Subject to the terms and conditions in the Asset Sale Agreement, the Company has agreed to sell the Miami-area assets to the Purchaser for approximately $1.1 billion in cash, subject to customary purchase price adjustments, including working capital and other items. The Company expects to record a pre-tax gain of approximately $550 million as a result of this anticipated transaction.
The Asset Sale Agreement includes customary representations, warranties, covenants and termination provisions for each of the parties, as well as certain indemnities. The completion of the transaction is subject to closing conditions, including but not limited to (i) certain regulatory or governmental filings and approvals having been made or obtained, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) receipt of certain third-party consents. This transaction is anticipated to close in the third quarter of 2021.
A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release issued on June 16, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: June 16, 2021	By:	/s/ THOMAS ARNST
Name: Thomas Arnst
Title: Executive Vice President, Chief Administrative Officer and General Counsel
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